UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report- July 15, 2005
(Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-117287	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1509 Tyrell Lane, Suite B, Boise, Idaho 83706
(Address of principal executive offices)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Changes in Certifying Accountant

On July 15, 2005, U.S. Geothermal asked for and received the resignation of Morgan & Company, CA, its independent accountant who was previously engaged as the principal accountant to audit the company’s financial statements. Based on the recommendation of the company’s audit committee, the company’s board of directors determined that it was in its best interests to engage independent accountants who are more familiar with United States generally accepted accounting principles and with requirements for filings with the SEC, and who are located closer to the company’s prinicipal business office.

Morgan & Company’s report on the financial statements of the company for the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to audit scope, or accounting principles, but it did contain a modification as to uncertainty.

There were no disagreements between the company and Morgan & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, for the two most recent fiscal years and through the date of dismissal. Morgan & Company has not advised the company that (i) internal controls necessary to develop reliable financial statements did not exist; or (ii) information has come to the attention of Morgan & Company which made Morgan & Company unwilling to rely on management’s representations, or unwilling to be associated with the financial statements prepared by management; or (iii) the scope of the audit should be expanded significantly, or that information had come to the attention of Morgan & Company that caused Morgan & Company to conclude will, or if further investigated might, materially impact the fairness or reliability of any previously issued audit report or the underlying financial statements.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Letter from Morgan & Company, CA

SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 29, 2005	US Geothermal Inc.

By: /s/ Daniel J. Kunz
Daniel J. Kunz
Chief Executive Officer